SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
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FORM 8-K

_________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

     On May 18, 2005, the Pennsylvania Environmental Hearing Board (the “EHB”) upheld a denial by the Pennsylvania Department of Environmental Protection (“DEP”) of a permit application for a vertical expansion at the Pottstown Landfill, located in West Pottsgrove Township, Montgomery County, Pennsylvania, which is owned and operated by Waste Management Disposal Services of Pennsylvania, Inc., a wholly owned subsidiary of Waste Management, Inc. (collectively, the “Company”).

     In October 2004, the DEP denied the application for a vertical expansion at the landfill on technical grounds, unrelated to environmental compliance. The denial was based on the expansion piercing the Pottstown Airport’s “conical area for runway flight paths,” as referenced in DEP regulations. Although the DEP regulations reference Federal Aviation Administration (“FAA”) regulations, neither set of regulations contains a definition of “conical area for runway flight paths.” The Company’s position was that the term refers to the published flight paths for the airport, which were not pierced by the expansion (the FAA also found that the expansion posed no hazard to aviation). The DEP, however, took the position that the term refers to “conical surface,” which is defined in the FAA regulations, and which is pierced by the expansion. The EHB adopted the DEP’s interpretation and affirmed the permit denial by a vote of 3 to 2.

     The Company has reviewed the matter, including an evaluation of the options available at the landfill and the likelihood of the possible outcomes of those options. After such evaluation, and considering that the length of time required for an appeal and, if successful, the permit application review by the DEP would exceed the landfill’s required closure date of 2010, the Company has determined not to pursue the appeal. Therefore, based upon an evaluation in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management of the Company has concluded that a charge for impairment of the Pottstown Landfill will be recognized in the second quarter of 2005 in accordance with generally accepted accounting principles. Currently, the Company believes that the charge will be approximately $35 million.

     The Pottstown Landfill, which does not accept out-of-state waste, has not been a significant contributor to the Company’s earnings before interest, taxes, depreciation and amortization over the last three years. Further, the Company does not believe that the denial of the expansion and the resulting impairment will have a material adverse effect on the Company’s future results of operations.

     Additionally, although the impairment will result in a charge of approximately $35 million to the “Asset Impairments and Unusual Items” line in the Company’s income statement, during the second quarter, the Company recognized gains from the divestiture of operations in Alaska and North Carolina, which partially offset the impairment charge. Specifically, the Company expects to recognize a gain of approximately $20 million on the sale of its operations in Alaska and approximately $5 million on the sale of its operations in North Carolina. These divestitures were part of the Company’s previously disclosed plan to review under-performing operations and to either improve, sell or divest such operations.

Item 7.01. Regulation FD Disclosure.

     On June 15, 2005, the Company issued a press release to the local media in Pennsylvania, announcing its decision to not appeal the EHB’s denial of the appeal as described above. A copy of the release is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99:           Press Release dated June 15, 2005

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: June 15, 2005	By:	/s/ Rick L Wittenbraker Rick L Wittenbraker Senior Vice President

Exhibit Index

Exhibit Number	Description

99	Press Release dated June 15, 2005